Exhibit 4.7A

AMERICAN EQUITY CAPITAL TRUST I

RESIGNATION OF PROPERTY TRUSTEE

Whereas, the undersigned was named the initial Property Trustee under the Amended and Restated Declaration of Trust of American Equity Capital Trust I (the “Trust”), dated as of September 7, 1999 (the “Declaration”); and

Whereas, the undersigned has served as the Property Trustee of the Trust from September 7, 1999 to the present; and

Whereas, subparagraph (d) of Section 5.6 of the Declaration permits the Property Trustee of the Trust to resign, as follows:

“(d)  A Trustee appointed to office shall hold office until his successor shall have been appointed or until his death, removal or resignation. Any Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing signed by the Trustee and delivered to the Sponsor and the Trust, which resignation shall take effect upon such delivery or upon such later date as is specified therein;” and

Whereas, the undersigned now wishes to resign as the Property Trustee of the Trust.

Now Therefore, pursuant to subparagraph (d) of Section 5.6 of the Declaration, the undersigned, WEST DES MOINES STATE BANK, hereby resigns as the Property Trustee of the Trust, effective upon the appointment of a Successor Property Trustee and acceptance by written instrument executed by such Successor Property Trustee and delivery to the Trust, the Sponsor and the resigning Property Trustee.

WEST DES MOINES STATE BANK

By:	/s/ Carol T. Stone
Name: Carol T. Stone
Title: Senior Trust Officer

Dated:	February 8, 2006

AMERICAN EQUITY CAPITAL TRUST I

RESIGNATION OF DELAWARE TRUSTEE

Whereas, the undersigned was named the initial Delaware Trustee under the Amended and Restated Declaration of Trust of American Equity Capital Trust I (the “Trust”), dated as of September 7, 1999 (the “Declaration”); and

Whereas, the undersigned has served as the Delaware Trustee of the Trust from September 7, 1999 to the present; and

Whereas, subparagraph (d) of Section 5.6 of the Declaration permits the Delaware Trustee of the Trust to resign, as follows:

“(d)  A Trustee appointed to office shall hold office until his successor shall have been appointed or until his death, removal or resignation. Any Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing signed by the Trustee and delivered to the Sponsor and the Trust, which resignation shall take effect upon such delivery or upon such later date as is specified therein;” and

Whereas, the undersigned now wishes to resign as the Delaware Trustee of the Trust.

Now Therefore, pursuant to subparagraph (d) of Section 5.6 of the Declaration, the undersigned, DELAWARE TRUST COMPANY, NATIONAL ASSOCIATION, formally known as FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION, hereby resigns as the Delaware Trustee of the Trust, effective upon the appointment of a Successor Delaware Trustee and acceptance by written instrument executed by such Successor Delaware Trustee and delivery to the Trust, the Sponsor and the resigning Delaware Trustee.

DELAWARE TRUST COMPANY, NATIONAL ASSOCIATION, formally known as FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION

By:	/s/ Jason Concavage
Name: Jason Concavage
Title: Trust Officer

AMERICAN EQUITY CAPITAL TRUST I

CHANGE OF  REGISTRAR, PAYING AGENT

AND CONVERSION AGENT

Whereas, under the Amended and Restated Declaration of Trust of American Equity Capital Trust I (the “Trust”), dated as of September 7, 1999 (the “Declaration”), West Des Moines State Bank was appointed as the initial Registrar, Paying Agent and Conversion Agent; and

Whereas, West Des Moines State Bank has served as the Registrar, the Paying Agent and the Conversion Agent of the Trust from September 7, 1999 to the present; and

Whereas, Section 7.4 of the Declaration permits the Trust to change the Registrar, the Paying Agent and the Conversion Agent as follows:

“Section 7.4  Registrar, Paying Agent and Conversion Agent. The Trust shall maintain in West Des Moines, Iowa (i) an office or agency where Trust Preferred Securities may be presented for registration of transfer or exchange (the “Registrar”), (ii) an office or agency where Trust Preferred Securities may be presented for payment (the “Paying Agent”) and an office or agency where Trust Preferred Securities may be presented for conversion (the “Conversion Agent”). The Registrar shall keep a register of the Trust Preferred Securities and of their transfer and exchange. The Trust may appoint the Registrar, the Paying Agent and the Conversion Agent and may appoint one or more co-registrars, one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine. The term “Paying Agent” includes any additional paying agent and the term “Conversion Agent” includes any additional conversion agent. The Trust may change any Paying Agent, Registrar, co-registrar or Conversion Agent without prior notice to any Holder. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days’ written notice to the Administrative Trustees. The Trust shall notify the Property Trustee of the name and address of any Agent not a party to this Declaration. If the Trust fails to appoint or maintain another entity as Registrar, Paying Agent or Conversion Agent, the Property Trustee shall act as such. The Trust or any of its Affiliates may act as Paying Agent, Registrar, or Conversion Agent. The Trust shall act as Paying Agent, Registrar, co-registrar, and Conversion Agent for the Trust Common Securities.

The Trust initially appoints the Property Trustee as Registrar, Paying Agent and Conversion Agent for the Trust Preferred Securities.”

Whereas, the Trust now wishes to change the Registrar, the Paying Agent and the Conversion Agent for the Trust Preferred Securities.

Now Therefore, pursuant to Section 7.4 of the Declaration, the Trust hereby appoints AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY as the new Registrar, the new Paying Agent and the new Conversion Agent for the Trust Preferred Securities, effective upon there date hereof.

AMERICAN EQUITY CAPITAL TRUST I

By:	/s/ Debra J. Richardson
Name: Debra J. Richardson
Title:

Dated:	February , 2006

Accepted and agreed:

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

By:	/s/ Ted M. Johnson
Name: Ted M. Johnson
Title: Vice President – Accounting

AMERICAN EQUITY CAPITAL TRUST I

ACCEPTANCE OF APPOINTMENT AS

PROPERTY TRUSTEE AND DELAWARE TRUSTEE

Whereas, the West Des Moines State Bank has resigned as Property Trustee (the “Resigning Property Trustee”) pursuant to the Amended and Restated Declaration of Trust of American Equity Capital Trust I (the “Trust”), dated as of September 7, 1999 (the “Declaration”); and

Whereas, the First Union Trust Company, National Association has resigned as Delaware Trustee (the “Resigning Delaware Trustee”) pursuant to the Declaration; and

Whereas, the American Equity Investment Life Holding Company, (the “Sponsor”) wishes to appoint the undersigned as the Successor Delaware Trustee and the Successor Property Trustee of the Trust; and

Whereas, subparagraph (d)(i)(A) of Section 5.6 of the Declaration requires that appointment of a Successor Property Trustee be accepted “by written instrument executed by such Successor Property Trustee and delivered to the Trust, the Sponsor and the resigning Property Trustee;” and

Whereas, subparagraph (d)(ii) of Section 5.6 of the Declaration requires that appointment of a Successor Delaware Trustee be accepted “by written instrument executed by such Successor Delaware Trustee and delivered to the Trust, the Sponsor and the resigning Delaware Trustee;” and

Whereas, the undersigned now wishes to accept the appointment as Successor Delaware Trustee and Successor Property Trustee of the Trust.

Now Therefore, pursuant to the Declaration, the undersigned, WILMINGTON TRUST COMPANY, hereby accepts the appointment as the Successor Delaware Trustee and the Successor Property Trustee of the Trust, effective upon delivery of this written instrument to the Trust, the Sponsor, the Resigning Delaware Trustee and the Resigning Property Trustee.

WILMINGTON TRUST COMPANY

By:	/s/ Geoffrey J. Lewis
Name: Geoffrey J. Lewis
Title: Financial Services Officer

Dated:	September 12, 2006

INDENTURE

DATED AS OF SEPTEMBER 7, 1999

RESIGNATION AS TRUSTEE

Whereas, the undersigned was named the initial Indenture Trustee under the Indenture, dated as of September 7, 1999 (the “Indenture”) between the American Equity Investment Life Holding Company, (the “Company”) and the undersigned, (the “Resigning Trustee”); and

Whereas, the undersigned has served as the Indenture Trustee from September 7, 1999 to the present; and

Whereas, subparagraph (b) of Section 610 of the Indenture permits the Trustee to resign as follows:

“(b) The Trustee may resign at any time by giving written notice thereof to the Company”; and

Whereas, the undersigned now wishes to resign as Trustee.

Now Therefore, pursuant to subparagraph (b) of Section 610 of the Indenture, the undersigned, WEST DES MOINES STATE BANK, hereby resigns as Trustee, effective upon the appointment of a Successor Trustee and acceptance by written instrument executed by such Successor Trustee and delivery to the Company and the Resigning Trustee.

WEST DES MOINES STATE BANK

By:	/s/ Carol T. Stone
Name: Carol T. Stone
Title: Senior Trust Officer

Dated:	February 8, 2006

INDENTURE

DATED AS OF SEPTEMBER 7, 1999

CHANGE OF PAYING AGENT, REGISTRAR AND CONVERSION AGENT

Whereas, under the Indenture, dated as of September 7, 1999 (the “Indenture”) between the American Equity Investment Life Holding Company, (the “Company”) and West Des Moines State Bank (the “Indenture Trustee”), the Indenture Trustee initially acted as the Paying Agent, the Registrar and the Conversion Agent; and

Whereas, the Indenture Trustee has served as the Paying Agent, the Registrar and the Conversion Agent from September 7, 1999 to the present; and

Whereas, Section 313 of the Indenture permits the Company to change any Paying Agent, Registrar or Conversion Agent as follows:

“Section 313. Paying Agent, Registrar and Conversion Agent. The Trustee will initially act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar, co-registrar or Conversion Agent without prior notice. The Company or any of its Affiliates may act in any such capacity.”; and

Whereas, the Company now wishes to appoint itself as Paying Agent, Registrar and Conversion Agent.

Now Therefore, pursuant to Section 313 of the Indenture, the Company hereby appoints itself and hereby accepts such appointment as Paying Agent, Registrar and Conversion Agent, effective upon the date hereof.

AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY

By:	/s/ Ted M. Johnson
Name: Ted M. Johnson
Title: Vice President - Accounting

Dated:	February , 2006

INDENTURE

DATED AS OF SEPTEMBER 7, 1999

ACCEPTANCE OF APPOINTMENT AS TRUSTEE

Whereas, the West Des Moines State Bank has resigned as Indenture Trustee (the “Resigning Trustee”) pursuant to the Indenture, dated as of September 7, 1999 (the “Indenture”) between the American Equity Investment Life Holding Company, (the “Company”) and West Des Moines State Bank, as Indenture Trustee.

Whereas, the Company wishes to appoint the undersigned as Successor Trustee; and

Whereas, Section 611 of the Indenture requires the Successor Trustee to accept an appointment as follows:

“Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee;” and

Whereas, the undersigned now wishes to accept the appointment as Successor Trustee.

Now Therefore, pursuant to Section 611 of the Indenture, the undersigned, WILMINGTON TRUST COMPANY, hereby accepts the appointment as Successor Trustee, effective upon delivery of this instrument to the Company and to the Resigning Trustee.

WILMINGTON TRUST COMPANY

By:	/s/ Geoffrey J. Lewis
Name: Geoffrey J. Lewis
Title: Financial Services Officer

Dated:	September 12, 2006

TRUST PREFERRED SECURITIES GUARANTEE AGREEMENT

DATED AS OF SEPTEMBER 7, 1999

RESIGNATION AS PREFERRED GUARANTEE TRUSTEE

Whereas, the undersigned was named the initial Preferred Guarantee Trustee under the Trust Preferred Securities Guarantee Agreement, dated as of September 7, 1999 (the “Guarantee Agreement”) between the American Equity Investment Life Holding Company, (the “Guarantor”) and the undersigned, (the “Resigning Preferred Guarantee Trustee”); and

Whereas, the undersigned has served as the Preferred Guarantee Trustee from September 7, 1999 to the present; and

Whereas, Section 4.2 of the Guarantee Agreement permits the Preferred Guarantee Trustee to resign as follows:

“(b)         Subject to Section 4.2(c), the Preferred Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Preferred Guarantee Trustee and delivered to the Guarantor.

(c)           The Preferred Guarantee Trustee shall hold office and shall not be removed in accordance with Section 4.2(a) or resign in accordance with Section 4.2(b) unless and until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Preferred Guarantee Trustee and delivered to the Guarantor and, in the case of a resignation in accordance with Section 4.2(b), the resigning Preferred Guarantee Trustee.”; and

Whereas, the undersigned now wishes to resign as Preferred Guarantee Trustee.

Now Therefore, pursuant to Section 4.2 of the Guarantee Agreement, the undersigned, WEST DES MOINES STATE BANK, hereby resigns as Preferred Guarantee Trustee, effective upon the appointment of a Successor Preferred Guarantee Trustee and acceptance by written instrument executed by such Successor Preferred Guarantee Trustee and delivery to the Guarantor and the Resigning Preferred Guarantee Trustee.

WEST DES MOINES STATE BANK

By:	/s/ Carol T. Stone
Name: Carol T. Stone
Title: Senior Trust Officer

Dated:	February 8, 2006

TRUST PREFERRED SECURITIES GUARANTEE AGREEMENT

DATED AS OF SEPTEMBER 7, 1999

ACCEPTANCE OF APPOINTMENT AS PREFERRED GUARANTEE TRUSTEE

Whereas, the West Des Moines State Bank has resigned as Preferred Guarantee Trustee (the “Resigning Preferred Guarantee Trustee”) pursuant to the Trust Preferred Securities Guarantee Agreement, dated as of September 7, 1999 (the “Guarantee Agreement”) between the American Equity Investment Life Holding Company, (the “Guarantor”) and West Des Moines State Bank, as Preferred Guarantee Trustee.

Whereas, the Guarantor wishes to appoint the undersigned as Successor Preferred Guarantee Trustee; and

Whereas, Section 4.2(c) of the Guarantee Agreement requires the Successor Preferred Guarantee Trustee to accept an appointment as follows:

“(c)         The Preferred Guarantee Trustee shall hold office and shall not be removed in accordance with Section 4.2(a) or resign in accordance with Section 4.2(b) unless and until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Preferred Guarantee Trustee and delivered to the Guarantor and, in the case of a resignation in accordance with Section 4.2(b), the resigning Preferred Guarantee Trustee.”; and

Whereas, the undersigned now wishes to accept the appointment as Successor Preferred Guarantee Trustee.

Now Therefore, pursuant to Section 4.2(c) of the Guarantee Agreement, the undersigned, WILMINGTON TRUST COMPANY, hereby accepts the appointment as Successor Preferred Guarantee Trustee, effective upon delivery of this instrument to the Guarantor and to the Resigning Preferred Guarantee Trustee.

WILMINGTON TRUST COMPANY

By:	/s/ Geoffrey J. Lewis
Name: Geoffrey J. Lewis
Title: Financial Services Officer

Dated:	September 12, 2006